-----------       ----------------------------  --------------------------------
-  T H E  -  For  First BancTrust Corporation    -   N E W S  R E L E A S E   -
                  206 S. Central Avenue         --------------------------------
 INVESTOR         Paris, IL 61944               The Investor Relations Company
                  (217) 465-6381                serves as investor relations
 RELATIONS                                      counsel to this company, is
                                                acting on the company's behalf
- COMPANY -                                     in issuing this news release and
-----------                                     receiving compensation therefor.
                                                The information contained herein
                                                is furnished for information
                                                purposes only and is not to be
                                                construed as an offer to buy or
                                                sell securities.

For further Information: -------------------------------------------------------
                                                                    EXHIBIT 99.1

At First BancTrust:                           At The Investor Relations Company:
Terry J. Howard                               Michael Arneth or
President and Chief Executive Officer         Brien Gately
(217) 465-0260                                (847) 296-4200

FOR IMMEDIATE RELEASE


                   FIRST BANCTRUST CORP. COMPLETES ACQUISITION
                              OF RANTOUL FIRST BANK

PARIS, IL, OCTOBER 3, 2005 - First BancTrust Corporation (Nasdaq: FBTC), reported today that its previously announced acquisition of Rantoul First Bank, Rantoul, Illinois has closed and is effective. First BancTrust has purchased all of the outstanding shares of Rantoul First Bank.

"The addition of the Rantoul location to the First BancTrust organization gives us a stronger presence in fast-growing Champaign County," said Terry J. Howard, First BancTrust president and chief executive officer. "Combined with our location in Savoy in the southern part of the county, we are now able to offer our services to customers throughout the area."

Howard said that customers in the Rantoul area will benefit from an increase in the number of products and services available. "All of the products available to customers in our other locations will also be available at the Rantoul office. Part of our strategy for growth has been to introduce new products and services for both our retail and commercial customers. We believe that individuals and businesses in Rantoul will welcome the broader array of options."

In keeping with First BancTrust policy, the Rantoul location is being renamed First Bank of Rantoul, Howard noted. "Work on integrating the Rantoul operation has been ongoing for some time. We expect that it will be quickly and smoothly completed," Howard added.

Howard also reiterated projections of the impact of the acquisition on First BancTrust's financial results. "We said at the time we announced the acquisition in April that we expected the transaction to be minimally dilutive to our results in 2005 and to be accretive in 2006 and beyond. That continues to be our expectation," he said.

ABOUT FIRST BANCTRUST
First BancTrust Corporation is a holding company that owns all of the capital stock of First Bank & Trust, S. B., an Illinois-chartered savings bank that conducts business from its main office located in Paris, Illinois, and branch banks in Marshall, Rantoul and Savoy, Illinois. On June 30, 2005, the company had $234 million of total assets, $207 million of total liabilities and $27 million of stockholders' equity.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality of composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.